UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2024

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	GLBZ	Nasdaq Capital Market

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) was held on May 9, 2024. The matters submitted to the stockholders for a vote were: (i) the election of three directors; and (ii) the ratification of the acceptance by the Board of Directors of the selection of the Audit Committee of an outside auditing firm for the Company’s fiscal year ending December 31, 2024.

Of the 2,887,467 shares entitled to notice of and to vote at the meeting, 2,167,161 shares (or 75% of the total shares) were represented at the meeting.

(i)	The nominees submitted for election as directors were Andrew Cooch, Stanford D. Hess, and Mark C. Hanna. The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold	Broker Non Votes
Andrew Cooch	1,134,040	118,360	914,761
Mark C. Hanna	1,159,324	93,076	914,761
Stanford D. Hess	1,095,474	156,926	914,761

As a result, all of the nominees were elected to serve as directors for terms of three years each and until their successors are duly elected and qualified. Directors not up for re-election and continuing in office after the Meeting are: Thomas Clocker, John E. Demyan, F. W. Kuethe, III, Julie Mussog, Joan M. Rumenap and Mary Louise Wilcox.

(ii)	The results of the vote on the proposal to ratify the acceptance of the selection of an auditor were as follows:

For	Against	Abstain	Broker Non-Votes
2,109,250	29,251	28,660	0

As a result, the proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: May 10, 2024	By:	/s/ Mark C. Hanna
Mark C. Hanna
Chief Executive Officer